EXHIBIT 23.1




        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus pertaining to the 1997 International Technology Corporation Non-Employee Director Stock Plan-Director Fees of our report dated May 15, 1996, with respect to the consolidated financial statements of International Technology Corporation included in its Annual Report (Form 10-K) for the year ended March 29, 1996, filed with the Securities and Exchange Commission.




                                                Ernst & Young LLP

Los Angeles, California
April 25, 1997